Exhibit 10.4

MONTH TO MONTH RENTAL AND SUPPORT SERVICES AGREEMENT

This Month to Month Rental and Support Services Agreement (the “Agreement”) is made effective as of the 1st day of October, 2004, by and between Pinnacle International Inc., a California Corporation (hereinafter, “Pinnacle” or “Sublessor”) and Aquair, Inc., A California Corporation (hereinafter, “Aquair” or Sublessee”), who, intending to be legally bound, agree as follows:

I

Matters of Agreement

A.                                   Pinnacle hereby sublets to Aquair, and Aquair hereby rents from Pinnacle, on a month to month basis, effective as of October 1, 2004 and monthly thereafter, approximately 1000 square feet of private office space at 30021 Tomas, Rancho Santa Margarita, CA 92688, on an as is full service rental basis (including maintenance, utilities, and base telephone) at the rate of $3.00 per square foot per month, for total monthly space rental charge of $3,000.00 per month, payable in advance monthly upon receipt of invoice from Sublessor.

B.                                     In addition to the foregoing rental, Pinnacle agrees to provide administrative, including telephone answering and secretarial support on a full-time basis during the term of this monthly agreement, in consideration for a monthly flat fee of $3,000, playable in advance for each thirty day period, upon receipt of invoice from Pinnacle to Aquair.

C.                                     This Agreement may be cancelled with no further liability to either party immediately upon written notice from either party to the other.

Month to Month Rental
And Support Services Agreement

Pinnacle-Aquair

Page Two

D.                                    Pinnacle shall be responsible for any payroll taxes, workers Compensation insurance, and liability insurance attributable to the personnel providing the administrative and secretarial support services under this Agreement.

E.                                      In the event that Aquair desires to obtain a policy of liability insurance or contents insurance attributable to their occupancy of the premises, they shall name Pinnacle as an additional insured under said policy.

In witness whereof and intending to be legally bound, the parties have hereunto set their signatures this 1st day of October, 2004 at Irvine, California.

PINNACLE INTERNATIONAL, INC.	AQUAIR, INC.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
President	Authorized Signatory